UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 4, 2012

Date of Report (Date of earliest event reported)

Verso Paper Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

Verso Paper Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address, including zip code, of principal executive offices)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 4, 2012, Verso Paper Corp. (“Verso”) issued a press release announcing the completion of the tender offer (the “Tender Offer”) of two of its subsidiaries, Verso Paper Holdings LLC (the “Company,” and together with Verso, the “Registrants”) and Verso Paper Inc. (together with the Company, the “Issuers”), to purchase any and all of the Issuers’ outstanding 11.5% Senior Secured Notes due 2014 (the “Notes”). The Tender Offer expired at 11:59 p.m., New York City time, on April 3, 2012 (the “Expiration Date”). As previously announced, the Issuers received tenders from the holders of $270,573,000 aggregate principal amount of the Notes prior to the early tender payment deadline of March 20, 2012, at 5:00 p.m., New York City time (the “Early Tender Date”), which represented approximately 85.9% of the outstanding Notes. On March 21, 2012, the Issuers accepted for early payment, and paid for, the Notes tendered prior to the Early Tender Date. After the Early Tender Date and prior to the Expiration Date, the Issuers received no additional tenders. The tenders for all Notes received by the Issuers prior to the Expiration Date represented approximately 85.9% of the outstanding Notes. The Issuers intend to redeem the Notes that remain outstanding after completion of the Tender Offer at the applicable redemption price, plus accrued and unpaid interest, on April 30, 2012.

For additional information concerning the foregoing, a copy of the press release issued by Verso on April 4, 2012, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Verso Paper Corp. on April 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2012

VERSO PAPER CORP.

	By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

VERSO PAPER HOLDINGS LLC

	By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Verso Paper Corp. on April 4, 2012.